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                                  EXHIBIT 21.1

                           SUBSIDIARIES OF THE COMPANY

                                         State or Other Jurisdiction of
Name of Entity                           Incorporation or Organization
- --------------                           ------------------------------
PLX Technology (Europe) Ltd.             United Kingdom



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